UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following responses to employees’ Frequently Asked Questions were made available by Oak Street Health, Inc. (“Oak Street”) on February 8, 2023:

Oaky FAQs

General

1.	Why this transaction with CVS Health and why now?

•	We are proud of what we have built at Oak Street over the last 10 years as we continue to advance our mission every day to rebuild healthcare as it should be.

•	Joining forces with CVS Health will enhance our ability to deliver on our mission and continue improving health outcomes, lowering medical costs and delivering a better patient experience.

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Oak Street is going to partner with CVS Health to be the foundation of their efforts to advance their value-based care strategy, which focuses on three areas: primary care, home health and provider enablement, and drive growth in value-based care.

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Operating as a part of CVS Health, Oak Street will be strongly positioned to both increase and improve our patient engagement and experience, while expanding the investment we are able to make in our tools, technology and our team’s training and development.

•	In addition to providing a significant premium to shareholders, this transaction marks the beginning of an exciting new chapter for Oak Street.

•	Together with CVS Health, we will be even better positioned to expand the reach of our offerings and improve their effectiveness for the benefit of all stakeholders.

2.	What are the long-term strategic benefits of this combination for Oak Street? Are Oak Street and CVS Health aligned on the future for the business?

•	Together with CVS Health, we are confident that Oak Street will have even more resources to expand the reach of our purpose-built platform.

•	Together, we create an outstanding opportunity to engage with current and future patients in a more meaningful way, improving growth, patient engagement, patient experience, and care quality.

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Operating as a part of CVS Health, Oak Street will be strongly positioned to both increase and improve our patient engagement and experience, while expanding the investment we are able to make in our tools, technology and our team’s training and development.

•	We can say with confidence that CVS Health shares our passion for addressing the problems with healthcare today.

•	We both recognize the importance of preserving what makes us unique – while building on each other’s strengths to better serve patients and transform the health care system.

3.	When do you expect to close the transaction?

•	We expect to close the transaction in 2023, subject to Oak Street shareholder approval and other customary closing conditions, including regulatory approvals.

•	Until close, Oak Street and CVS Health will continue to operate as separate and independent companies.

4.	What will happen to the Oak Street leadership team? Will Mike continue to lead the Company?

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We do not expect any changes to leadership as a result of the transaction. Upon close, Mike will continue to lead Oak Street, which will become a part of CVS Health’s recently formed Health Care Delivery organization, overseen by Dr. Amar Desai, President, Health Care Delivery at CVS Health.

5.	What will happen to Oak Street’s headquarters? Name and brand?

•	Oak Street will become a part of CVS Health, meaning Oak Street will remain headquartered in Chicago, and our name and brand will stay the same.

6.	What does this transaction mean for Oak Street employees?
•	One of the reasons CVS Health pursued this transaction is because it recognizes the incredible team at Oak Street and appreciates all that we have accomplished together.

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As part of a larger organization with significant resources to expand the reach of our purpose-built platform, we are confident that combining with CVS Health will offer exciting new career opportunities for our employees.

•	Importantly, this transaction is right in line with our mission to rebuild healthcare as it should be.

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CVS Health shares our passion for addressing rising costs and poor outcomes, two of the most pressing challenges continuing to face the US healthcare industry, and together we will work towards our collective goal to transform the US healthcare system.

7.	How does this transaction impact my day-to-day responsibilities?

•	This announcement does not impact our day-to-day responsibilities.

•	In the short term, nothing is changing. Until the transaction closes (expected to close in 2023), Oak Street and CVS Health will continue to operate as separate and independent companies.

•	In the medium- and longer-term (once the transaction closes), we expect to continue to operate Oak Street as we always have.

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Our focus will remain the same: we will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

8.	Will there be layoffs?

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No. We do not expect any layoffs as part of this transaction. CVS Health believes strongly in what we’ve built, and we expect Oak Street to be the foundation of their efforts to advance their value-based care strategy and drive growth in value-based care.

•	CVS Health has made it clear that they want to preserve the value that Oak Street brings, and our talented Oaky team is the core of that value.

9.	Will there be any changes to reporting structures?

•	Oak Street will operate as a part of CVS Health’s recently formed Health Care Delivery organization, overseen by Dr. Amar Desai, President, Health Care Delivery at CVS Health.

•	Upon close, Mike will remain CEO of Oak Street and, with the Oak Street Executive Committee, will continue to lead Oak Street as a part of CVS Health.

•	We do not currently expect any change to leadership or reporting structures at Oak Street as a result of the transaction.

•	We will keep you informed if decisions are made regarding any future changes in reporting structure.

10.	What is the plan for integrating Oak Street into CVS Health?

•	Upon transaction close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization, overseen by Dr. Amar Desai.

•	We expect to move quickly building an integration planning team with members from both companies to determine the best way to bring Oak Street and CVS Health together.

11.	Do you think Oak Street and CVS Health are a good cultural fit?

•	Yes. We think there are a lot of similarities in our cultures and are confident that CVS Health shares our passion for addressing poor health outcomes and rising costs.

•	CVS Health is acquiring Oak Street as a core pillar of their offering to patients – not to change our approach, but to accelerate our growth and progress against our mission.

12.	Does this transaction change our mission or strategy?

•	This transaction reaffirms all that we have accomplished and believe in as a company and will help accelerate our mission to transform the US healthcare system.

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We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

•	We all share pride in being part of our patients’ healthcare journeys and nothing about the way we care for patients will change.

13.	What can I expect between now and closing?

•	Until close, which we expect to occur in 2023, Oak Street and CVS Health will continue to operate as separate and independent companies, and it remains business as usual at Oak Street.

•	This announcement does not impact our day-to-day responsibilities.

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We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; we will continue to develop innovative technologies and care management solutions; and we will continue to live our Oaky Values to achieve our goals.

14.	Should Oak Street employees start working with their CVS Health counterparts?

•	No. The transaction is expected to close in 2023, and until close, Oak Street and CVS Health will continue to operate in every respect as two separate and independent companies.

15.	Will my email address change?

•	Until the transaction is complete, it is business as usual, and you should continue to use your existing email.

16.	Will Oak Street still be a public company?

•	Oak Street will not be a standalone public company after the transaction is completed.

•	While Oak Street stock will stop trading publicly, we will be a part of CVS Health, which is also publicly traded on the New York Stock Exchange under the ticker “CVS.”

17.	What do I do if I receive inquiries from outside parties?

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If you are contacted by the media via email, please forward the message directly to Erica Frank, VP of Public Relations at erica.frank@oakstreethealth.com. Should any media call or visit a center, you can respond by saying: “Thank you for the question. I will pass this request along to our Corporate Communications Team.” You should collect their name, media outlet, phone number and/or email address.

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If you’re contacted by an analyst or investor, please direct them to Sarah Cluck, Head of Investor Relations at sarah.cluck@oakstreethealth.com. Should any analyst or investor reach out to you directly, you can respond by saying: “Thank you for the question. I will pass this request along to our Investor Relations Team.” You should collect their name, firm, phone number and/or email address.

•	All other inquiries should be directed to Rob Guenthner, Chief Legal Officer at Oak Street, at robert.guenthner@oakstreethealth.com.

18.	How do I talk to our external parties (i.e. vendors) about this?

•	Please direct specific questions to questions@oakstreethealth.com, and we will do our best to get you an answer.

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Generally, it is ok to tell our partners that our intention is to maintain business as usual both before the transaction closes and once we are part of CVS Health. We will have specific talking points for key partners (e.g., health plans).

19.	Where can I go for more information?

•	The press release we issued is available on our website. As always, we will be sure to communicate important updates, as appropriate.

•	If you have additional questions, please don’t hesitate to reach out to your manager.

•	You can also submit questions to questions@oakstreethealth.com, and we will do our best to get you an answer.

Providers

1. What does this transaction mean for providers?

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We are confident that this transaction will enhance our ability to provide our centers with more clinical support and resources, making Oak Street an even better place to be a provider and enabling even better care for patients.

•	By bringing together Oak Street’s innovative care model and CVS Health’s resources, we expect to expand and grow to serve even more patients in our communities.

•	As we look to the future, we’re confident that this transaction is the right next step to further develop our care programs, to deepen our community relationships, and to grow.

2. Will I be a provider for Oak Street or for CVS Health?

•	You will remain an Oaky, serving patients just as you do today.

•	We will keep the Oak Street name and brand, even after the transaction is complete.

•	Upon close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization.

3. Will my scope as a Nurse Practitioner change to match the scope of advanced practice providers at CVS Health?

•	No, Oak Street providers’ scope and responsibilities will not change. Oak Street Nurse Practitioners and other Advanced Practice Providers will continue to manage patient panels.

4. What does this mean for Oak Street-operated primary care centers and pharmacies?

•	We are confident that this transaction will enhance our ability to provide our network of centers with clinical support and resources so that our providers can provide even better care for patients.

•	With additional resources from CVS Health, we will have an opportunity to amplify our impact and bring our care model to an even larger patient population.

•	CVS Health’s network of 9,000+ retail pharmacies will give us access to a new avenue to connect with patients.

5. Will Oak Street clinics be inside CVS Health locations in the future?

•	We are in the early days of this transaction. We can’t speculate on what may happen.

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What we can tell you is that we will keep the Oak Street name and brand, even after the transaction is complete. Upon close, Oak Street will become a part of CVS Health’s recently formed Health Care Delivery organization.

6. Will I be working from a CVS Minute Clinic in the future?

•	No. We will keep the Oak Street name and brand, even after the transaction is complete. Oak Street care teams will continue to care for patients in Oak Street clinics.

•	Upon close, Oak Street will become a part of CVS Health and will remain a primary care business, distinct from CVS Health’s other business lines.

7. Will we only work with certain insurance companies?

•	No. Nothing about the way we care for patients will change.

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We will continue to partner with our extensive network of health plans – consistent with CVS’s payor-agnostic approach. These partners and their patients will benefit from the combination of Halo with CVS Health’s unmatched reach, expertise, and complementary health care assets.

8. As part of CVS Health, will we be expanding to target other populations, beyond just Medicare and Medicaid patients?

•	Following the close of the transaction, we expect to continue to focus on serving the Medicare and Medicaid-eligible patients we serve today.

9. What does this transaction mean for our patients?

•	We will continue to serve our patients in the same way we do today. Our approach to care and our care model will remain the same.

•	With additional resources from CVS Health, we will have an opportunity to amplify our impact and bring our care model to an even larger patient population.

10. Will I be able to continue to see my patients?

•	Yes. Patients will continue to see the same providers, in the same office and all scheduled appointments remain in place.

11. Is there anything patients need to do?

•	No. Nothing about the way we care for patients will change.

12. Should I notify payors of this transaction?

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Payors have already been notified of the transaction. To the extent you receive inquiries from payors, please refer those to our Managed Care Operations by emailing Regan Murphy at regan.murphy@oakstreethealth.com.

Compensation / Benefits

1. Will my compensation and/or benefits change? Will this impact my 2022 bonus currently scheduled to be paid out in April?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

•	Bonuses will be paid, per our usual merit and bonus processes, in April.

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Oakies who elected last April to receive their 2022 Management Bonus as Performance Stock Units (PSUs) will receive shares of Oak Street stock in settlement of their PSUs as planned, and those PSUs will vest on the original schedule and shares will be deposited into Fidelity accounts in late March/early April once bonus calculations are complete.

•	As integration planning proceeds, Oakies will be updated if any adjustments to compensation or benefits arrangements are planned following the close of the transaction.

2. Will I be receiving benefits from Oak Street or CVS Health going forward?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

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We are in the early days of this transaction, and there are many details to be determined. As integration planning proceeds, Oakies will be updated if any changes to compensation or benefits arrangements are planned following the close of the transaction.

3. Will I have to change my insurance plan?

•	Until the transaction is complete, it is business as usual, and our current compensation and benefits programs remain in effect.

•	As integration planning proceeds, team members will be updated if any changes to compensation or benefits arrangements are planned following the close of the transaction.

4. What will happen to my Oak Street equity?

•	Please refer to the Equity FAQs document.

FORWARD LOOKING STATEMENTS

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health. This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s and CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022 as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.